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              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 24, 2001 on the financial statements of PriceInteractive Inc. (and to all references to our Firm) included in or made a part of this Form 8-K.


                                                      /s/ Arthur Andersen LLP


Boston, Massachusetts
February 22, 2001